UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2026

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2026, the Board of Directors (the “Board”) of Alkami Technology, Inc. (the “Company”) approved the appointment of Jeffrey (Jeff) Fox and Judson (Jud) Linville (Mr. Fox and Mr. Linville, collectively, the “New Directors”) to the Board, such appointments effective immediately following the conclusion of the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Mr. Linville will serve as a Class III director of the Company with a term expiring at the Company’s 2027 annual meeting of stockholders, and Mr. Fox will serve as a Class I director of the Company with a term expiring at the Company’s 2028 annual meeting of stockholders, in each case until his successor has been duly elected and qualified, or, if sooner, until his earlier death, resignation or removal. In connection with the appointments of the New Directors to the Board, the Board approved an increase, effective immediately following the conclusion of the 2026 Annual Meeting, in the size of each of Class I and Class III from three to four directors such that the size of the Board will increase from nine directors to 11 directors. The Board will determine the committees on which the New Directors will serve upon or following the New Directors’ appointments to the Board.

Each New Director, following the effectiveness of his respective appointment to the Board, will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2025. There are no transactions or relationships between the New Directors and the Company that would be reportable under Item 404(a) of Regulation S-K. Additional information regarding the New Directors is included below.

Judson Linville

Mr. Linville is a public company executive and senior advisor with more than 30 years of experience in the financial services and technology sectors. Mr. Linville was most recently a senior advisor at General Atlantic LLC, a global growth equity firm, from 2019 until 2024. From 2010 to 2018, Mr. Linville was the Chief Executive Officer for Global Cards and Consumer Services at Citigroup Inc., a publicly traded global financial services institution, where he led the global credit card franchise, representing approximately $13 billion in revenue and 55 million individual and small business customers across 18 countries. Prior to his role at Citigroup, Mr. Linville spent more than two decades at American Express where he held the role of President and Chief Executive Officer for Consumer Card Services and served on the six-person management team that set the strategic direction for the company. Mr. Linville currently serves on the board of directors of Marqeta, Inc. (NASDAQ: MQ), a financial technology company that provides a cloud-based, open API platform for modern card issuing and transaction processing. Mr. Linville holds a Doctor of Psychology in Clinical Psychology from the College of Medicine at Drexel University and a Bachelor of Arts in Psychology from Lafayette College.

Jeffrey Fox

Jeffrey Fox is the CEO and Founder of Circumference Group LLC, an investment firm where he oversees the firm’s management and business strategy. He most recently served as President and Chief Executive Officer of Endurance International Group Holdings, Inc. Prior to joining Endurance, Mr. Fox served as President and CEO of Convergys Corporation and, before Convergys, held multiple positions at Alltel Corporation. Mr. Fox currently serves on the boards of Penn Entertainment, Inc. (NASDAQ: PENN), Westrock Coffee Company (NASDAQ: WEST), Resources Connection Inc. (NASDAQ: RGP). His previous board roles include Avis Budget Group (NASDAQ: CAR). Mr. Fox began his career in investment banking at Merrill Lynch and Stephens Inc. He holds a Bachelor of Arts in Economics from Duke University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	April 1, 2026	By:	/s/ Cassandra Hudson
Cassandra Hudson
Chief Financial Officer